     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 17, 2002


                                                      REGISTRATION NO. 333-84734
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------

                               Amendment No. 4 to

                                    FORM S-1
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                      ------------------------------------
                           HUB INTERNATIONAL LIMITED
             (Exact name of Registrant as specified in its Charter)

            ONTARIO, CANADA                                 6411                                    36-4412416
    (State or other jurisdiction of             (Primary Standard Industrial          (I.R.S. Employee Identification Number)
    incorporation or organization)               Classification Code Number)

                      ------------------------------------

                           HUB INTERNATIONAL LIMITED
                           55 EAST JACKSON BOULEVARD
                            CHICAGO, ILLINOIS 60604
                                 (877) 402-6601
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                      ------------------------------------

                                 W. KIRK JAMES
                       VICE PRESIDENT AND GENERAL COUNSEL
                           HUB INTERNATIONAL LIMITED
                           55 EAST JACKSON BOULEVARD
                            CHICAGO, ILLINOIS 60604
                                 (312) 279-4881
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                      ------------------------------------

                                   COPIES TO:

                    BRICE T. VORAN, ESQ.                                             LUCIANA FATO, ESQ.
                    SHEARMAN & STERLING                                            DAVIS POLK & WARDWELL
                       199 BAY STREET                                               450 LEXINGTON AVENUE
              COMMERCE COURT WEST, SUITE 4405                                        NEW YORK, NY 10017
              TORONTO, ONTARIO CANADA M5L 1E8                                          (212) 450-4000
                       (416) 360-8484

                      ------------------------------------
   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]

                      ------------------------------------

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

---------------------------------------------------------------------------
SEC registration fee........................................  $    9,487.50
NASD filing fee.............................................       9,987.50
NYSE listing fee............................................      40,425.00
Blue Sky fees and expenses..................................       5,000.00
Printing and engraving expenses.............................     200,000.00
Attorneys' fees and expenses................................     650,000.00
Accountants' fees and expenses..............................     400,000.00
Transfer agent's and registrar's fees and expenses..........      15,000.00
Miscellaneous...............................................     170,100.00
Total.......................................................  $1,500,000.00
---------------------------------------------------------------------------

The amounts set forth above are estimates except for the SEC registration fee, the NASD filing fee and the NYSE listing fee.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under the Business Corporations Act (Ontario), the Corporation may indemnify a present or former director or officer or a person who acts or acted at the Corporation's request as a director or officer of another corporation of which the Corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Corporation of such other corporation and provided that the director or officer acted honestly and in good faith with a view to the best interests of the Corporation, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such director or officer had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with an action by or on behalf of the Corporation or such other corporation to procure a judgment in its favor only with court approval. A director or officer is entitled to indemnification from the Corporation as a matter of right if he or she was substantially successful on the merits in his or her defense of the action or proceeding and fulfilled the conditions set forth above.

The by-laws of the Corporation provide that the Corporation shall indemnify a director or officer, a former director or officer or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and the heirs and legal representatives of such a person to the extent permitted by the Business Corporations Act (Ontario).

The by-laws of the Corporation further provide that the Corporation may, to the extent permitted by the Business Corporations Act (Ontario), purchase and maintain insurance for the benefit of any director or officer, a former director or officer or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor.

A policy of directors' and officers' liability insurance is maintained by the Corporation which insures, subject to certain exclusions, directors and officers for losses as a result of claims against the directors and officers of the Corporation in their capacity as directors and officers and also reimburses the Corporation for payments made pursuant to the indemnity provided by the Corporation pursuant to the Business Corporations Act (Ontario) and the by-laws of the Corporation.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

The following information reflects sales by the registrant of unregistered securities within the past three years:

-------------------------------------------------------------------------------------------------------
                                                                                 NUMBER OF    PRICE PER
DATE                     ISSUED TO (NUMBER OF HOLDERS)                         SHARES SOLD        SHARE
-------------------------------------------------------------------------------------------------------
1/20/99................  Fairfax and wholly-owned subsidiaries for cash(1)      5,400,000      C$10.00
1/20/99................  Fairfax in exchange for 2,838,080 special              2,838,080        13.50
                         warrants(1)
2/10/99................  Initial Public Offering in Canada(2)                     865,624        13.50
4/30/99................  Group Five Planned Insurance Services Inc. and The       247,857        14.00
                         Independent Brokerage Group Inc.(3)
5/31/99................  P. Moauro & Associates Inc.(3)                            11,765        17.00
5/31/99................  Paul Ayotte Insurance Broker Ltd.(3)                      52,941        17.00
5/31/99................  Paul Ayotte Insurance Brokers (Kapuskasing) Ltd.(3)       61,441        17.00
6/30/99................  Page Insurance Ltd.(3)                                    11,764        17.00
6/30/99................  Pro-Form Insurance Services Inc.(3)                       24,264        17.00
6/30/99................  Evans-Bastion Insurance Agencies Ltd.(3)                  63,000        17.00
6/30/99................  Mointra Services Inc. and Cambridge Insurance             82,353        17.00
                         Brokers Ltd.(3)
7/8/99.................  Assurance Murdoch Crevier Inc.(3)                         57,584        17.00
7/31/99................  Affinity Brokerage Network Inc., Segger & Associates     130,853        17.00
                         Ltd., APS Financial Corporation and APS Financial
                         Brokerage Inc.(3)
7/31/99................  Revelstoke Agencies Ltd. and Ken Magnes Agencies           9,189        18.50
                         Ltd.(3)
7/31/99................  KMS Insurance Services Ltd. and Underwriting              55,985        17.00
                         Alliance Group Inc.(3)
7/31/99................  Allan Tolsma Agencies Ltd. and Allan Tolsma Agencies      41,000        17.00
                         (Colwood) Ltd.(3)
7/31/99................  Feder & Associates Insurance Brokers Ltd. and             20,000        17.00
                         Canadian Block Managers Inc.(3)
8/3/99.................  Assurances Cloutier & Cloutier Inc.(3)                    13,889        18.00
8/3/99.................  Gestion S. Lamanque Inc.(3)                                2,673        17.00
8/31/99................  Parson Brown & Company Limited(3)                        126,555        17.00
8/31/99................  TOS Insurance Services Ltd.(3)                           417,358        17.00
9/30/99................  Tenax Employee Benefits and Consulting Inc.(3)            26,176        17.00

-------------------------------------------------------------------------------------------------------
                                                                                 NUMBER OF    PRICE PER
DATE                     ISSUED TO (NUMBER OF HOLDERS)                         SHARES SOLD        SHARE
-------------------------------------------------------------------------------------------------------
10/27/99...............  Mack & Parker, Inc.(5)                                 1,102,593      C$19.00
10/31/99...............  Salmon Arm Insurance Agency Ltd.(3)                       74,510        20.00
11/1/99................  NILA Financial & Insurance Services Inc.(3)               42,500        20.00
11/20/99...............  S & P Agencies (1980) Ltd. and G. B. Ventures              8,700        20.00
                         Ltd.(3)
11/30/99...............  Bytown Insurance Brokers Inc.(3)                          15,000        20.00
12/31/99...............  McIntosh Insurance Services Inc.(3)                        4,620        20.00
12/31/99...............  Executive Share Purchase Plan(4)                          45,250        20.00
1/14/00................  Executive Share Purchase Plan(4)                           5,882        17.00
2/2/00.................  Executive Share Purchase Plan(4)                           5,000        20.00
4/1/00.................  Blais, Chalifour, Couillard, McCarthy, Thabet inc.        18,640        18.00
                         and Les Placements Stefrasco Inc.(3)
4/3/00.................  Executive Share Purchase Plan(4)                           5,000        20.00
6/30/00................  C. J. McCarthy Insurance Agency, Inc.(5)                 464,470        15.00
7/1/00.................  NILA Financial Group Inc.(3)                              20,000        20.00
7/12/00................  Executive Share Purchase Plan(4)                          25,982        20.00
7/12/00................  Executive Share Purchase Plan(6)                          73,766        20.00
7/12/00................  Executive Share Purchase Plan(4)                           1,851        13.50
7/27/00................  Executive Share Purchase Plan(4)                           1,750        20.00
11/6/00................  Price adjustment pursuant to November 30, 1998             4,564        10.00
                         Merger Agreement(3)
1/1/01.................  Assurances Dumas & Associes Inc.(3)                       50,879        17.00
6/18/01................  J. P. Flanagan Corporation(5)                            680,000        17.00
6/26/01................  Executive Share Purchase Plan(6)                         186,999        17.00
7/19/01................  Bruce Guthart for cash(1)                                439,526        13.00
7/20/01................  Burnham Stewart Group, Inc.(5)                         1,422,834        17.00
                                                                                  320,266        16.28
7/26/01................  Executive Share Purchase Plan(6)                             500        10.00
7/30/01................  Executive Share Purchase Plan(6)                             150        10.00
8/15/01................  Executive Share Purchase Plan(6)                             600        10.00
9/27/01................  Executive Share Purchase Plan(6)                           2,353        17.00
9/28/01................  Executive Share Purchase Plan(6)                             800        10.00
10/9/01................  Executive Share Purchase Plan(6)                             258        13.50
10/30/01...............  Executive Share Purchase Plan(6)                             289        13.50
12/28/01...............  Executive Share Purchase Plan(6)                          11,765        17.00
-------------------------------------------------------------------------------------------------------

1. The sale of the securities was made in reliance upon an exemption from the registration provisions of the Securities Act set forth in Section 4(2) thereof with respect to transactions by an issuer not involving a public offering. No underwriter was involved in the sale and the purchaser represented himself to be an accredited investor as defined by Rule 501 of Regulation D under the Securities Act and represented his intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the securities. Appropriate legends were affixed to the certificates representing the securities issued in these transactions.

2. The sale of securities was made in connection with a public offering in Canada in reliance upon an exemption from the registration provisions of the Securities Act set forth in Regulation S thereof with respect to offers and sales made outside the United States. The sale of the securities constituted an offshore transaction as defined by Rule 902 of Regulation S because at the time the offer and sale of the securities was made, the Registrant had a reasonable belief that each purchaser was resident in Canada. At the time of the offer and sale, the Registrant was a foreign private issuer and reasonably believed that there was no substantial U.S. market interest ("SUSMI") in its common shares. No directed selling efforts were made in the United States by the Registrant or any of its affiliates, or any person acting on their behalf and the securities were sold in an overseas directed offering.

3. The sale of securities was made in reliance upon an exemption from the registration provisions of the Securities Act set forth in Regulation S thereof with respect to offers and sales made outside the United States. The offer and sale was made in connection with the acquisition of an insurance brokerage located in Canada to the shareholders of the Canadian brokerage. The sale of the securities constituted an offshore transaction as defined by Rule 902 of Regulation S because at the time the offer and sale of the securities was made, the Registrant had a reasonable belief that each purchaser was resident in Canada. At the time of the offer and sale, the Registrant was a foreign private issuer and reasonably believed that there was no SUSMI in its common shares. No directed selling efforts were made in the United States by the Registrant or any of its affiliates, or any person acting on their behalf.

4. The sale of securities was made in reliance upon an exemption from the registration provisions of the Securities Act set forth in Regulation S thereof with respect to offers and sales made outside the United States. The offer and sale was made to employees of the Registrant resident in Canada, pursuant to an executive share purchase plan established and administered in accordance with Canadian laws and practices. At the time of the offer and sale, the Registrant was a foreign private issuer and reasonably believed that there was no SUSMI in its common shares. No directed selling efforts were made in the United States by the Registrant or any of its affiliates, or any person acting on their behalf in connection with the offer and sale of the securities.

5. The sale of the securities was made in reliance upon an exemption from the registration provisions of the Securities Act set forth in Rule 506 under the Securities Act and therefore deemed to be a transaction not involving any public offering within the meaning of Section 4(2) of the Securities Act. No underwriter was involved in the sale. There were no more than 35 purchasers of securities in the offering and each purchaser who was not an accredited investor as defined by Rule 501 of Regulation D, had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of the investment in the Registrant. Further, each purchaser represented his intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the securities. Appropriate legends were affixed to the certificates representing the securities issued in these transactions.

6. The sale of the securities was made in reliance upon an exemption from the registration provisions of the Securities Act set forth in Rule 701 thereof with respect to offers and sales of securities pursuant to certain compensatory benefit plans and contracts relating to compensation. The offer and sale of securities was made pursuant to a written executive share purchase plan established by the Registrant to a person who at that time was an employee of the Registrant and the Registrant was not then subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. The employee was provided with a copy of the executive share purchase plan as well as all other information that the Registrant was required to provide the employee with under Rule 701.

ITEM 1. EXHIBITS.

---------------------------------------------------------------------------
  EXHIBIT
   NUMBER                         DESCRIPTION OF EXHIBIT
---------------------------------------------------------------------------
 1.1+     --   Form of Underwriting Agreement.
 3.1+     --   Articles of Incorporation of the Registrant.
 3.2+     --   By-laws of the Registrant.
 4.1+     --   Specimen Certificate representing Common Shares.
 5.1+     --   Opinion of Torys LLP as to the legality of the Common
               Shares.
10.1+     --   Agreement and Plan of Merger between Hub International
               Limited, 416 Acquisition Inc. and Kaye Group Inc. dated
               January 19, 2001.
10.2+     --   Executive Share Purchase Plan.
10.3+     --   Employee Share Purchase Plan.
10.4+     --   Employment Agreement dated as of March 19, 2002 between Hub
               International Limited and Martin P. Hughes.
10.5+     --   Executive confidentiality, non-solicitation and insider
               agreement dated as of March 19, 2001 between Hub
               International Limited and its subsidiaries and Martin P.
               Hughes.
10.6+     --   Employment Agreement dated as of March 19, 2002 between Hub
               International Limited and Richard A. Gulliver.
10.7+     --   Executive confidentiality, non-solicitation and insider
               agreement dated as of March 19, 2001 between Hub
               International Limited and its subsidiaries and Richard A.
               Gulliver.
10.8+     --   Employment Agreement dated as of March 19, 2002 between Hub
               International Limited and Dennis J. Pauls.
10.9+     --   Executive confidentiality, non-solicitation and insider
               agreement dated as of March 19, 2001 between Hub
               International Limited and its subsidiaries and Dennis J.
               Pauls.
10.10+    --   Employment Agreement dated as of March 19, 2002 between Hub
               International Limited and W. Kirk James.
10.11+    --   Executive confidentiality, non-solicitation and insider
               agreement dated as of March 19, 2001 between Hub
               International Limited and its subsidiaries and W. Kirk
               James.
10.12+    --   Employment Agreement dated as of June 28, 2001 among Kaye
               Group Inc., Hub International Limited and Bruce D. Guthart.
10.13+    --   Employment Agreement dated as of January 1, 2002 among
               Barton Insurance Brokers Ltd., Hub International Limited and
               R. Craig Barton.
10.14+    --   Hub International Limited Equity Incentive Plan.
10.15+    --   Amended and Restated Credit Agreement dated as of June 21,
               2001 between Hub International Limited and Bank of Montreal.
10.16+    --   Debenture dated as of June 28, 2001 between Hub
               International Limited and Royal Trust Corporation of Canada
               as Trustee for Zurich Insurance Company, as amended.
10.17+    --   Debenture dated as of June 28, 2001 between Hub
               International Limited and Odyssey Reinsurance Corporation.
10.18+    --   Debenture dated as of June 28, 2001 between Hub
               International Limited and United States Fire Insurance
               Company.
10.19+    --   Credit Agreement dated as of July 19, 2001, as amended,
               between Hub International Limited and Bank of America, N.A.

---------------------------------------------------------------------------
  EXHIBIT
   NUMBER                         DESCRIPTION OF EXHIBIT
---------------------------------------------------------------------------
10.20+    --   Credit Agreement dated as of July 19, 2001, as amended,
               between Hub International Limited and LaSalle Bank National
               Association.
10.21+    --   Stock Purchase Agreement dated as of December 31, 2001, as amended, between Kaye Group Inc. and Fairfax Inc.
10.22+    --   Contingent Compensation Agreement dated as of May 30, 2002 between Fairfax Inc. and Program Brokerage Corporation.
10.23+    --   Underwriting Services Agreement dated as of January 1, 2002 between Old Lyme Insurance Company of Rhode Island, Inc. and
               Program Brokerage Corporation.
10.24+    --   Claims Services Agreement dated as of May 30, 2002 between
               Old Lyme Insurance Company of Rhode Island, Inc. and Claims
               Administration Corporation.
10.25+    --   Administrative Services and Cost Allocation Agreement dated as of January 1, 2002 between Old Lyme Insurance Company of
               Rhode Island, Inc. and Kaye Group Inc.
21.1+     --   List of Registrant's subsidiaries.
23.1      --   Consent of PricewaterhouseCoopers LLP.
23.2+     --   Consent of PricewaterhouseCoopers LLP.
23.3+     --   Consent of Torys LLP (included in its opinion in Exhibit
               5.1).
24.1+     --   Powers of Attorney.
---------------------------------------------------------------------------


+ Previously filed.

ITEM 2. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such name as required by the Underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Amendment No. 4 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago in the State of Illinois on June 17, 2002.


                                         Hub International Limited

                                         By:     /s/ RICHARD D. GULLIVER
                                          --------------------------------------
                                             Name: Richard D. Gulliver
                                             Title:  President and Chief
                                             Operating Officer

                               POWER OF ATTORNEY


Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.



                      SIGNATURE                                        TITLE                       DATE
                      ---------                                        -----                       ----

                          *                              Director and Principal Executive      June 17, 2002
-----------------------------------------------------    Officer
                  Martin P. Hughes

                 /s/ DENNIS J. PAULS                     Principal Financial and Accounting    June 17, 2002
-----------------------------------------------------    Officer
                   Dennis J. Pauls

               /s/ RICHARD A. GULLIVER                   Director                              June 17, 2002
-----------------------------------------------------
                 Richard A. Gulliver

                          *                              Director                              June 17, 2002
-----------------------------------------------------
                   R. Craig Barton

                          *                              Director                              June 17, 2002
-----------------------------------------------------
                Anthony F. Griffiths

                          *                              Director                              June 17, 2002
-----------------------------------------------------
                  Bruce D. Guthart

                          *                              Director                              June 17, 2002
-----------------------------------------------------
                     Jean Martin

                          *                              Director                              June 17, 2002
-----------------------------------------------------
                     Paul Murray

                /s/ BRADLEY P. MARTIN                    Director                              June 17, 2002
-----------------------------------------------------
                  Bradley P. Martin




            *By: /s/ RICHARD D. GULLIVER
      -----------------------------------------
                  Attorney-in-fact

                           AUTHORIZED REPRESENTATIVE


Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly signed this Amendment No. 4 to the Registration Statement below on June 17, 2002.


                                         HUB U.S. HOLDINGS, INC.

                                         By:        /s/ W. KIRK JAMES
                                          --------------------------------------
                                             Name: W. Kirk James
                                             Title:  Secretary

                               INDEX OF EXHIBITS

-------------------------------------------------------------------------------------------
  EXHIBIT                                                                     SEQUENTIALLY
   NUMBER                         DESCRIPTION OF EXHIBIT                     NUMBERED PAGES
-------------------------------------------------------------------------------------------
 1.1+     --   Form of Underwriting Agreement.
 3.1+     --   Articles of Incorporation of the Registrant.
 3.2+     --   By-laws of the Registrant.
 4.1+     --   Specimen Certificate representing Common Shares.
 5.1+     --   Opinion of Torys LLP as to the legality of the Common
               Shares.
10.1+     --   Agreement and Plan of Merger between Hub International
               Limited, 416 Acquisition Inc. and Kaye Group Inc. dated
               January 19, 2001.
10.2+     --   Executive Share Purchase Plan.
10.3+     --   Employee Share Purchase Plan.
10.4+     --   Employment Agreement dated as of March 19, 2002 between Hub
               International Limited and Martin P. Hughes.
10.5+     --   Executive confidentiality, non-solicitation and insider
               agreement dated as of March 19, 2001 between Hub
               International Limited and its subsidiaries and Martin P.
               Hughes.
10.6+     --   Employment Agreement dated as of March 19, 2002 between Hub
               International Limited and Richard A. Gulliver.
10.7+     --   Executive confidentiality, non-solicitation and insider
               agreement dated as of March 19, 2001 between Hub
               International Limited and its subsidiaries and Richard A.
               Gulliver.
10.8+     --   Employment Agreement dated as of March 19, 2002 between Hub
               International Limited and Dennis J. Pauls.
10.9+     --   Executive confidentiality, non-solicitation and insider
               agreement dated as of March 19, 2001 between Hub
               International Limited and its subsidiaries and Dennis J.
               Pauls.
10.10+    --   Employment Agreement dated as of March 19, 2002 between Hub
               International Limited and W. Kirk James.
10.11+    --   Executive confidentiality, non-solicitation and insider
               agreement dated as of March 19, 2001 between Hub
               International Limited and its subsidiaries and W. Kirk
               James.
10.12+    --   Employment Agreement dated as of June 28, 2001 among Kaye
               Group Inc., Hub International Limited and Bruce D. Guthart.
10.13+    --   Employment Agreement dated as of January 1, 2002 among
               Barton Insurance Brokers Ltd., Hub International Limited and
               R. Craig Barton.
10.14+    --   Hub International Limited Equity Incentive Plan.
10.15+    --   Amended and Restated Credit Agreement dated as of June 21,
               2001 between Hub International Limited and Bank of Montreal.
10.16+    --   Debenture dated as of June 28, 2001 between Hub
               International Limited and Royal Trust Corporation of Canada
               as Trustee for Zurich Insurance Company, as amended.

-------------------------------------------------------------------------------------------
  EXHIBIT                                                                     SEQUENTIALLY
   NUMBER                         DESCRIPTION OF EXHIBIT                     NUMBERED PAGES
-------------------------------------------------------------------------------------------
10.17+    --   Debenture dated as of June 28, 2001 between Hub
               International Limited and Odyssey Reinsurance Corporation.
10.18+    --   Debenture dated as of June 28, 2001 between Hub
               International Limited and United States Fire Insurance
               Company.
10.19+    --   Credit Agreement dated as of July 19, 2001, as amended,
               between Hub International Limited and Bank of America, N.A.
10.20+    --   Credit Agreement dated as of July 19, 2001, as amended,
               between Hub International Limited and LaSalle Bank National
               Association.
10.21+    --   Stock Purchase Agreement dated as of December 31, 2001, as amended, between Kaye Group Inc. and Fairfax Inc.
10.22+    --   Contingent Compensation Agreement dated as of May 30, 2002 between Fairfax Inc. and Program Brokerage Corporation.
10.23+    --   Underwriting Services Agreement dated as of January 1, 2002 between Old Lyme Insurance Company of Rhode Island, Inc. and
               Program Brokerage Corporation.
10.24+    --   Claims Services Agreement dated as of May 30, 2002 between
               Old Lyme Insurance Company of Rhode Island, Inc. and Claims
               Administration Corporation.
10.25+    --   Administrative Services and Cost Allocation Agreement dated as of January 1, 2002 between Old Lyme Insurance Company of
               Rhode Island, Inc. and Kaye Group Inc.
21.1+     --   List of Registrant's subsidiaries.
23.1      --   Consent of PricewaterhouseCoopers LLP.
23.2+     --   Consent of PricewaterhouseCoopers LLP.
23.3+     --   Consent of Torys LLP (included in its opinion in Exhibit
               5.1).
24.1+     --   Powers of Attorney.
-------------------------------------------------------------------------------------------


+ Previously filed.